UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2005

ProQuest Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-3246	36-3580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Eisenhower Parkway, Ann Arbor, Michigan	48106-1346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 761-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report filed by ProQuest Company on November 3, 2005 (the Initial Form 8-K) to include pro forma financial information permitted pursuant to Item 9.01 of this Current Report on Form 8-K/A .

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Not applicable

(b) Pro forma financial information.

ProQuest Company

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

This information should be read in conjunction with the previously filed Form 8-K, dated November 3, 2005, the previously filed historical consolidated financial statements and accompanying notes of ProQuest Company (the “Company”), contained in its Annual Report on Form 10-K for the fiscal year ended January 1, 2005 and its Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2005.

Subsequent to the initial Form 8-K filed on November 3, 2005, in accordance with the terms of the Asset Purchase Agreement the purchase price was reduced from $30 million to $26 million. The reduction in purchase price was a result of working capital and other adjustments. The Asset Purchase Agreement was filed as exhibit 2.1 to our Form 10-Q for the fiscal quarter ended October 1, 2005.

The following unaudited pro forma condensed consolidated statements of operations for the fiscal year ended January 1, 2005 and the fiscal quarter ended October 1, 2005 and the pro forma condensed consolidated balance sheet as of October 1, 2005, give effect to the disposal, by ProQuest Company, of certain assets related to its periodical microfilm and coursepack operations. The accompanying footnotes provide descriptions of the assumptions and adjustments made in the pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated statements of operations have been prepared assuming the disposal occurred as of the beginning of the period presented. The disposal actually occurred on October 28, 2005. The unaudited pro forma condensed consolidated balance sheet represents the financial position of the Company as of October 1, 2005, the last day of the Company’s most recently completed fiscal quarter, assuming the disposal occurred as of that date.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only in response to Securities and Exchange Commission (“SEC”) requirements and do not purport to represent what the Company’s financial position or results of operations would actually have been if the transaction had in fact occurred at such dates, or to project the Company’s financial position or results of operations for any future date or period. Furthermore, the unaudited pro forma condensed consolidated financial statements have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X.

ProQuest Company and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share data)

Represents results as though the divestiture had occurred as of the first day of fiscal 2004.

	Year Ended January 1, 2005 Historical	Disposal of Periodical Microfilm and Coursepack Operations		Pro Forma Adjustments		Year Ended January 1, 2005 Pro Forma
Net sales	$462,814	$42,118		$—		$420,696
Cost of sales	(230,315)	(23,276)		(835	)(a)	(207,874)

Gross profit	232,499	18,842		(835)		212,822

R&D expense	(16,603)	(1,481)		—		(15,122)
SG&A expense	(120,592)	(8,055)		(208	)(a)	(112,745)
Gain on sale of fixed assets	900	—		—		900

Earnings from continuing operations before interest and income taxes	96,204	9,306		(1,043)		85,855

Net interest expense:
Interest income	1,517	—		180	(b)	1,697
Interest expense	(17,952)	(613	)(c)	—		(17,339)

Net interest expense	(16,435)	(613)		180		(15,642)

Earnings from continuing operations before income taxes	79,769	8,693		(863)		70,213
Income tax expense	(27,039)	(2,947	)(d)	293	(d)	(23,799)

Net earnings from continuing operations	52,730	5,746		(570)		46,414

Net earnings per common share:
Basic:
Earnings from continuing operations	$1.85	$0.20		$(0.02)		$1.63

Diluted:
Earnings from continuing operations	$1.83	$0.20		$(0.02)		$1.61
Average number of common shares and equivalents outstanding:
Basic	28,514	28,514		28,514		28,514
Diluted	28,844	28,844		28,844		28,844

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

ProQuest Company and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share data)

Represents results as though the divestiture had occurred as of the first day of fiscal 2005.

	Thirty-Nine Weeks Ended October 1, 2005 Historical	Disposal of Periodical Microfilm and Coursepack Operations		Pro Forma Adjustments		Thirty-Nine Weeks Ended October 1, 2005 Pro Forma
Net sales	$420,871	$28,109		$—		$392,762
Cost of sales	(205,317)	(16,274)		(696	)(a)	(189,739)

Gross profit	215,554	11,835		(696)		203,023

R&D expense	(14,765)	(779)		—		(13,986)
SG&A expense	(119,316)	(4,436)		(190	)(a)	(115,070)

Earnings from continuing operations before interest and income taxes	81,473	6,620		(886)		73,967

Net interest expense:
Interest income	1,157	—		135	(b)	1,292
Interest expense	(24,919)	(836	)(c)	—		(24,083)

Net interest expense	(23,762)	(836)		135		(22,791)

Earnings from continuing operations before income taxes	57,711	5,784		(751)		51,176
Income tax expense	(19,454)	(1,961	)(d)	254	(d)	(17,239)

Net earnings from continuing operations	$38,257	$3,823		$(497)		$33,937

Net earnings per common share:
Basic:
Earnings from continuing operations	$1.29	$0.13		$(0.01)		$1.15

Diluted:
Earnings from continuing operations	$1.27	$0.13		$(0.01)		$1.13

Average number of common shares and equivalents outstanding:
Basic	29,602	29,602		29,602		29,602
Diluted	30,036	30,036		30,036		30,036

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

ProQuest Company and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In thousands, except per share data)

The pro forma condensed consolidated balance sheet data presented below is computed assuming that the assets sold and liabilities assumed were as of the end of the third quarter 2005. Actual results may differ as the transaction was completed on October 28, 2005 and the assets sold and liabilities assumed were as of that date.

	Historical As of October 1, 2005	Disposal of Periodical Microfilm and Coursepack Operations	Use of Proceeds		Pro Forma October 1, 2005
ASSETS

Cash and cash equivalents	$24,917	$—	$—		$24,917
Accounts receivable, net	135,663	7,019	—		128,644
Inventory, net	15,761	727	—		15,034
Other current assets	70,031	431	—		69,600

Total current assets	246,372	8,177	—		238,195

Net property, plant, equipment and product masters	213,300	30,918	—		182,382

Long-term receivables	10,065	—	2,000	(e)	12,065
Goodwill	603,089	5,787	—		597,302
Identifiable intangibles, net	21,572	646	—		20,926
Curriculum, net	94,357	—	—		94,357
Purchased and developed software, net	38,301	1,722	—		36,579
Other assets	20,278	64	—		20,214

Total assets	$1,247,334	$47,314	$2,000		$1,202,020

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current maturities of long-term debt	$164	$—	$—		$164
Accounts payable	49,343	855	—		48,488
Accrued expenses	57,004	3,186	2,000	(f)	55,818
Current portion of monetized future billings	18,816	—	—		18,816
Deferred income	86,018	15,260	—		70,758

Total current liabilities	211,345	19,301	2,000		194,044

Long-term debt, less current maturities	575,264	—	(24,000	)(g)	551,264
Monetized future billings, less current portion	22,323	—	—		22,323
Other liabilities	103,092	—	—		103,092

Total long-term liabilities	700,679	—	(24,000)		676,679

Total shareholders’ equity	335,310	—	(4,013	)(h)	331,297

Total liabilities and shareholders’ equity	$1,247,334	$19,301	$(26,013)		$1,202,020

ProQuest Company and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Statement of Operations

(a)	Records pro forma adjustments for expected charges related to certain microfilm and electronic manufacturing services to be provided by the purchaser, National Archive Publishing Company, to ProQuest Information and Learning and its affiliates under the manufacturing provisions of the sale agreement.

(b)	Adjusts historical interest income to reflect interest earned on the $2 million Promissory Note issued by the purchasers, National Archive Publishing Company, as part of the sales agreement.

(c)	Adjusts historical interest expense to reflect the use of divestiture cash proceeds for repayment of indebtedness under ProQuest Company’s revolving credit facility.

(d)	Records the income tax effect of sale and pro forma adjustments at a statutory rate of 34%. The actual effective tax rate may differ.

Balance Sheet

(e)	Reflects the receipt of purchase price—cash proceeds of $24 million and a $2 million Promissory Note. Actual purchase price changed from the initial Form 8-K filing on November 3, 2005 as a result of working capital and other adjustments as outlined in the Asset Purchase Agreement.

(f)	Represents initial estimate of obligations under the Transitional Services Agreement.

(g)	Pro forma adjustment reflects the repayment of indebtedness under ProQuest Company’s revolving credit facility.

(h)	Represents sales proceeds less net book value of assets sold and liabilities transferred.

(c) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned thereunto duly authorized.

PROQUEST COMPANY

DATE: January 11, 2006	/s/ Richard Surratt
Richard Surratt
Senior Vice President and Chief Financial Officer